UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

General Cannabis Corp (the “Company”) is relying on the order issued by the U.S. Securities and Exchange Commission (Release No. 34-88465) to extend the filing date of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The order provides public companies with up to an additional 45 days to file with the Securities and Exchange Commission reports under the Securities Exchange Act of 1934, if the issuer is unable to meet the filing deadline due to circumstances relating to the novel coronavirus, COVID-19.

The Company’s operations and business have been disrupted due to the unprecedented conditions and travel restrictions surrounding the COVID-19 pandemic spreading throughout the United States. These disruptions have resulted in limited access to the Company’s facilities and have interfered with management’s ability to work with its independent accountants, professional advisors and support staff in order to complete the Company’s financial statements and related disclosures that will be included in the Company’s Form 10-Q.  Notwithstanding the foregoing, the Company expects to file its Form 10-Q for the quarter ended March 31, 2020, within 45 days after the original filing deadline of May 15, 2020, for such Form 10-Q.

The Company is also providing the following risk factor regarding the impact of COVID-19 on the Company’s business.

The Company’s business, results of operations and financial condition may be adversely affected by pandemic infectious diseases, particularly the recent novel coronavirus strain known as COVID-19.

Pandemic infectious diseases, such as the current COVID-19 strain, may adversely impact the Company’s business, consolidated results of operations and financial condition. The global spread of COVID-19 has created significant volatility and uncertainty and economic disruption. The extent to which COVID-19 impacts the Company’s business, operations and financial results will depend on numerous evolving factors that the Company may not be able to accurately predict, including: the duration and scope of the pandemic; governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic; the impact of the pandemic on economic activity and actions taken in response; the effect on the Company’s customers and customer demand for the Company’s services, products and solutions; the Company’s ability to sell and provide its services and solutions, including as a result of travel restrictions and people working from home; the ability of the Company’s customers to pay for the Company’s services and solutions; and any closures of the Company’s offices and the offices and facilities of the Company’s customers. COVID-19, as well as measures taken by governmental authorities to limit the spread of this virus, may interfere with the ability of the Company’s employees, suppliers, and other business providers to carry out their assigned tasks or supply materials or services at ordinary levels of performance relative to the requirements of the Company’s business, which may cause the Company to materially curtail certain of its business operations. Any of these events could materially adversely affect the Company’s business, financial condition, results of operations and/or stock price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2020

GENERAL CANNABIS CORP

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	Chief Executive Officer